Exhibit 99.1

Intermolecular Announces First Quarter 2016 Financial Results

SAN JOSE, Calif., May 5, 2016 -- Intermolecular, Inc. (NASDAQ: IMI) today reported results for its first quarter of fiscal 2016 ended March 31, 2016.

Results Highlights:

•	First quarter revenue of $14.5 million, 47% year-over-year growth
•	Second consecutive quarter of positive EBITDA

First Quarter Fiscal 2016 Results

Revenue for the first quarter of 2016 was $14.5 million, up 12% compared to $13.0 million in the prior quarter, and up 47% compared to $9.8 million in the same period last year.  Program revenue was $12.0 million, up 10% compared to $10.9 million in the prior quarter and up 69% from the $7.1 million in the first quarter of 2015. Licensing and royalty revenue was $2.5 million, up 24% compared to $2.1 million in the prior quarter and relatively flat to the $2.7 million in the first quarter of 2015.

GAAP net loss for the first quarter was $(1.7) million, or $(0.03) per share, compared to a net loss of $(2.5) million, or $(0.05) per share in the prior quarter.

Non-GAAP net loss for the first quarter was $(0.6) million, or $(0.01) per share compared to a non-GAAP net loss of $(1.6) million, or $(0.3) per share in the prior quarter, and a $(5.1) million or $(0.11) per share loss in the first quarter of 2015.

“The company has made great progress in growing revenue and heading towards profitability. With $14.5 million of revenue in the first quarter of 2016, we achieved over 40% growth from the first quarter of 2015”, said Bruce McWilliams, CEO of Intermolecular.  “We are demonstrating that being a trusted partner for advanced materials innovation can be a scalable and profitable business.”

Outlook for Second Quarter 2016

The following statements are based on current expectations for the second quarter of 2016. The Company does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Intermolecular projects revenue in the range of $12.0 million to $12.5 million.
•

Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(2.6) million and $(3.6) million, or between $(0.05) to $(0.07) per share, on approximately 49 million shares outstanding.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

Conference Call Today

Intermolecular will host a conference call and simultaneous audio-only webcast at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Bruce McWilliams, president and chief executive officer, and Rick Neely, senior vice president and chief financial officer, for Intermolecular.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast (audio only) of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; the ability of our new business model to generate long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole;  and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Program revenue	$11,961	$7,098
Licensing and royalty revenue	2,557	2,747
Total revenue	14,518	9,845
Cost of revenue	4,796	5,487
Gross profit	9,722	4,358

Operating expenses:
Research and development	6,904	6,500
Sales and marketing	1,943	1,309
General and administrative	2,600	3,410
Total operating expenses	11,447	11,219

Operating loss	(1,725)	(6,861)
Interest income (expense), net	32	(134)
Other income (expense), net	16	5
Loss before provision for income taxes	(1,677)	(6,990)
Income tax provision	3	3
Net loss	$(1,680)	$(6,993)

Basic and diluted net loss per share	$(0.03)	$(0.15)

Shares used in basic and diluted net loss per share	49,286	47,598

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of March 31,	As of December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$17,143	$11,676
Marketable securities	9,760	23,656
Total cash, cash equivalents and marketable securities	26,903	35,332
Accounts receivable, net	7,483	6,114
Prepaid expenses and other current assets	1,527	1,608
Total current assets	35,913	43,054

Materials Inventory	3,851	4,413
Property and equipment, net	15,405	15,735
Intangible assets, net	5,741	5,969
Other assets	5,658	506
Total assets	$66,568	$69,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$224	$848
Accrued compensation and employee benefits	2,201	4,416
Deferred revenue	2,646	2,595
Accrued liabilities	1,929	2,385
Total current liabilities	7,000	10,244

Other long-term liabilities	3,304	3,334
Total liabilities	10,304	13,578

Stockholders’ equity:
Common stock	49	49
Additional paid-in capital	210,787	208,972
Accumulated other comprehensive income (loss)	6	(24)
Accumulated deficit	(154,578)	(152,898)
Total stockholders’ equity	56,264	56,099
Total liabilities and stockholders’ equity	$66,568	$69,677

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,680)	$(6,993)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,972	2,481
Stock-based compensation	1,122	1,896
Loss on disposal of property and equipment	3	-
Changes in operating assets and liabilities:
Prepaid expenses and other assets	82	(202)
Inventory	201	445
Accounts receivable	(1,369)	425
Accounts payable	(655)	(284)
Accrued and other liabilities	(2,236)	1,789
Deferred revenue	51	(1,377)
Net cash used in operating activities	(2,509)	(1,820)
Cash flows from investing activities:
Purchase of investments	(5,134)	(9,850)
Redemption of investments	13,816	16,541
Purchase of property and equipment	(1,356)	(927)
Capitalized intangible assets	(45)	(113)
Proceeds from sale of equipment	2	-
Net cash provided by investing activities	7,283	5,651
Cash flows from financing activities:
Payment of debt	-	(500)
Proceeds from exercise of common stock options	693	537
Net cash provided by financing activities	693	37
Net increase in cash and cash equivalents	5,467	3,868
Cash and cash equivalents at beginning of period	11,676	21,765
Cash and cash equivalents at end of period	$17,143	$25,633

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2016	2015

GAAP cost of net revenue	$4,796	$5,487
Stock-based compensation expense (a)	(206)	(472)
Non-GAAP cost of net revenue	$4,590	$5,015

GAAP gross profit	$9,722	$4,358
Stock-based compensation expense (a)	206	472
Non-GAAP gross profit	$9,928	$4,830

As a percentage of net revenue:
GAAP gross margin	67.0%	44.3%
Non-GAAP gross margin	68.4%	49.1%

GAAP operating loss	$(1,725)	$(6,861)
Stock-based compensation expense (a):
- Cost of net revenue	206	472
- Research and development	330	507
- Sales and marketing	142	211
- General and administrative	444	706
Non-GAAP operating loss	$(603)	$(4,965)
	.
GAAP net loss	$(1,680)	$(6,993)
Stock-based compensation expense (a)	1,122	1,896
Non-GAAP net loss	$(558)	$(5,097)

Shares used in computing Non-GAAP basic and diluted earnings per share	49,286	47,598

Non-GAAP earnings per share:
Basic and diluted net loss per common share	$(0.01)	$(0.11)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

CONTACT:

Rick Neely

Intermolecular, Inc.

Sr. Vice President and Chief Financial Officer

rick.neely@intermolecular.com

+1.408.582.5430